SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 17, 2004

Florida East Coast Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-08728	59-2349968
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Malaga Street, St. Augustine, Florida 32084

(Address of Principal Executive Offices) (Zip Code)

Item 5.	Other Events

On August 10, 2004, a Florida East Coast Industries, Inc. (FECI) subsidiary, Flagler Development Company (Flagler) closed on $105 million of mortgage financing. The notes will be secured on a non-recourse basis by certain of Flagler’s developed commercial and industrial rental properties. The financing consists of a $60 million, seven year note bearing interest at a fixed rate of 5.27% and a $45 million, seven year note bearing interest at an adjustable rate based on three-month LIBOR plus 1.00%.

A copy of related documentation is attached as Exhibit 10 (Items 1 – 6)

On August 16, 2004 the Company announced it had closed on its previously announced agreement to purchase 5.5 million shares of its common stock from the Alfred I. dupont Testamentary Trust and the Nemours Foundation. A copy of this release is attached as Exhibit 10.7.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Fixed Rate Promissory Note

10.2	Floating Rate Promissory Note

10.3	Mortgage Security Agreement and Fixture Filing by Beacon Station 22, 23, and 24 Limited Partnership as borrower to Metropolitan Life Insurance Company as lender

10.4	Mortgage Security Agreement and Fixture Filing by Gran Central – Deerwood North, LLC as borrower to Metropolitan Life Insurance Company as lender – Deerwood North

10.5	Mortgage Security Agreement and Fixture Filing by Flagler Development Company as borrower to Metropolitan Life Insurance Company as lender – Flagler Station Buildings 20 & 26, Union Planters Bank

10.6	Mortgage Security Agreement and Fixture Filing by Flagler Development Company as borrower to Metropolitan Life Insurance Company as lender – SouthPark Center

10.7	Florida East Coast Industries press release dated August 16, 2004, announcing closing of $105 million mortgage financing and 5.5 million share purchase

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida East Coast Industries, Inc.

By:	/s/ Heidi J. Eddins
	Name:	Heidi J. Eddins
	Title:	Executive Vice President, General Counsel And Secretary

Date: August 17, 2004

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fixed Rate Promissory Note

10.2	Floating Rate Promissory Note

10.3	Mortgage Security Agreement and Fixture Filing by Beacon Station 22, 23, and 24 Limited Partnership as borrower to Metropolitan Life Insurance Company as lender

10.4	Mortgage Security Agreement and Fixture Filing by Gran Central – Deerwood North, LLC as borrower to Metropolitan Life Insurance Company as lender – Deerwood North

10.5	Mortgage Security Agreement and Fixture Filing by Flagler Development Company as borrower to Metropolitan Life Insurance Company as lender – Flagler Station Buildings 20 & 26, Union Planters Bank

10.6	Mortgage Security Agreement and Fixture Filing by Flagler Development Company as borrower to Metropolitan Life Insurance Company as lender – SouthPark Center

10.7	Florida East Coast Industries press release, dated August 16, 2004, announcing closing of $105 million mortgage financing and 5.5 million share purchase